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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Company:                                                         Jurisdiction:
Harbor Global II Ltd.                                            Bermuda

HGC Ltd.                                                         Bermuda

Harbor Far East Exploration, LLC                                 Delaware

Closed Joint-Stock Company "Tas-Yurjah Mining Company"           Russia

Closed Joint-Stock Company "Dalplaz"                             Russia

Harbor Far East Ventures, LLC                                    Delaware

International Closed Joint-Stock Company "Starma-Holding"        Russia

Closed Joint-Stock Company "Starma-Port"                         Russia

Closed Joint-Stock Company "Pioneer-Starma-Equipment"            Russia

Pioneer Forest, LLC                                              Delaware

Pioneer Forest, Inc.                                             Delaware

Closed Joint-Stock Company "Amgun-Forest"                        Russia

Closed Joint-Stock Company "Udinskoya"                           Russia

PREA, LLC                                                        Delaware

Polish Real Estate Fund                                          Poland

Pioneer Real Estate Advisors Poland Sp. z o.o.                   Poland

Pioneer Goldfields II Limited                                    Guernsey

PIOGlobal Metals and Technology, Inc.                            Delaware

Pioneer Omega, Inc.                                              Delaware

Luscinia, Inc.                                                   Delaware

Theta Enterprises, Inc.                                          Delaware

Pioneer First Investment Fund                                    Russia

Pioneer First Russia, LLC                                        Delaware

Closed Joint-Stock Company "Pioneer Services"                    Russia

Closed Joint-Stock Company "Pioneer First"                       Russia

Closed Joint-Stock Company "Pioneer Securities"                  Russia

PIOGlobal Corporation                                            Delaware

Pioneer Management (Jersey) Limited                              Jersey

Pioneer Poland US (Jersey) Limited                               Jersey

Pioneer Poland U.S., L.P.                                        Delaware

Pioneer Poland GP Limited Partnership                            Delaware

Pioneer Poland UK, L.P.                                          England

Pioneer International, LLC                                       Delaware

Pioneer Investments Poland Sp. z o.o.                            Poland

Anabasis Enterprises, Ltd.                                       Cyprus

Pioneer Omega (Cyprus) Limited                                   Cyprus

PT Pioneer Ongko                                                 Indonesia